UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016.

SMARTCHASE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52725	20-4765268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Preston Street, Ottawa, ON, K1S 1N4
(Address of Principal Executive Offices)

(416) 903-0059
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On March 16, 2016, Raniero Corsini, owner of 18,000,000 common shares (the "Shares") of common stock in the capital of SmartChase Corp. (the "Company"); entered into a Securities Purchase Agreement with Northern Coast Financial Inc. ("Northern Coast"); a Canadian Corporation, pursuant to which Mr. Corsini sold 7,500,000 of his Shares to Northern Coast for $5,000.00.  As a result of the sale of Shares from Mr. Corsini to Northern Coast, a change in control of the Company has occurred.   Northern Coast paid for the Shares with working capital and now holds 51.56% of the Company's issued and outstanding common stock.  Thomas Jones is the CEO & President of Northern Coast and is currently the Chief Executive Officer of the Company and a member of the Board of Directors.

Because the Company is a shell company, it is required by Section (a)(8) of Item 5.01 to provide the information required by Form 10 under the Securities Exchange Act of 1934.  The information required by Items 1, 1A, 2, 3,8, 9, 10,12,14 and 15 of Form 10 are incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and filed on March 18, 2016.   The information required by Items 11 of Form 10 is incorporated by reference to the Registrant's Registration Statement on Form SB-2 declared effective on July 9, 2007.  The information required by Item 13 of Form 10 is incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 18, 2016, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 filed on November 10, 2015.

In response to Item 4 of Form 10, the following table sets forth certain information, as of March 16, 2016, concerning shares of common stock of the Company, the only class of its securities that is issued and outstanding, held by (1) each shareholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company,  (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Direct Amount of Beneficial Owner	Position	Percent of Class (2)

Officers and Directors

Thomas Jones (1)	17,500,000	Principal Executive Officer and Director	51.56%

Raniero Corsini	500,000	President, Principal Financial Officer (Principal Accounting Officer), Secretary, Treasurer and Director	1.47%
All Officers and Directors as a
Group (2 Person)	18,000,000		53.03%

Principal Stockholders

Northern Coast Financial Inc. (1) 343 Preston St. 11th Floor Ottawa, ON K1S 1N4	17,500,000	Principal Stockholder	51.56%

(1)	Represents shares held in the name of Northern Coast Financial Inc., for which Thomas Jones is the President & Chief Executive Officer.
(2)	Percentage based on 33,942,563 shares of common stock outstanding on March 16, 2016.

In response to Item 5 of Form 10, the names, ages and positions of the Company's directors and executive officers are as follows:

Name	Age	Position
Raniero Corsini	52	Director, President, Principal Financial Officer (Principal Accounting Officer), Secretary & Treasurer
Thomas Jones	43	Director & Principal Executive Officer

Background of Officers and Directors

Raniero Corsini: President, Principal Financial Officer, Treasurer, Secretary and Director

 Mr. Corsini is the founder of Carlisle Bancorp, an international merchant bank based in Toronto, Canada, and currently serves as its President and CEO.  From 2009 to 2011 he was the President & CEO of Monarch Wealth Corp., an independent wealth management firm and grew its assets to over C$600 million. From 2001 to 2009 he also served as the President of Sentry Select UK and SVP of its Canadian operations where he grew the asset management business with assets over C$8 billion. Mr. Corsini received a BBA from the United States International University in London, UK and is fluent in six languages.   Mr. Corsini has served as a director of SmartChase Corp. (OTCQB:SCHS) since March 2012 and was a director of MeeMee Media Inc. (OTCQB:MEME) from July 2010 through July 2013.  He also currently serves on the Board of Spire Technologies Inc. (OTCPK:SPTK).

Thomas Jones: Principal Executive Officer and Director

 From November 2007 through present date, Mr. Jones has been the CEO of Northern Coast Inc. (Montreal, QC Canada); an integrated group of companies focused on investor-driven asset management. Northern Coast Inc.'s core business is the creation of risk averse investment funds that generate regular and reliable income for retail investors seeking to maximize their hard earned savings without taking on undue risk. As CEO, Mr. Jones responsibilities include: overseeing compliance and regulatory issues; leading the financing activities; communicating to the market and to investors Northern Coast Inc.'s strategy and long term values; implementing the will of the Board and hiring key managers. From July 2014 to present, he has also served as the President and CEO of Northern Coast Financial Inc.; an Ottawa, ON company and from July 2015 to present date he has been the President and CEO of Northern Coast Strategic Fund Inc. (Ottawa, ON).

 In response to Item 6 of Form 10, neither Raniero Corsini or Thomas Jones have received any fees, salary or commission for their service to the Company.

 In response to Item 7 of Form 10, Raniero Corsini has contributed office space for the Company's use.  Mr. Corsini will not seek reimbursement for office rent expenses. The Company's common stock is currently quoted on the OTC Bulletin Board and is not listed on the Nasdaq Stock Market or any other national securities exchange. Accordingly, the Company is not currently subject to the Nasdaq continued listing requirements or the requirements of any other national securities exchange.  Nevertheless, in determining whether a director or nominee for director should be considered "independent" the board utilizes the definition of independence set forth in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.  Pursuant to that definition, given the fact that the Company's Board currently consists of two members, both of which are officers, none of the members of our Board of Directors is independent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTCHASE CORP.

March 23, 2016

BY:	/s/ RANIERO CORSINI
Raniero Corsini President, Chief Financial Officer (Principal Financial Officer), Secretary, Treasurer and Director